NICOR Inc.
                                                       Form 10-K
                                                       Exhibit 21.01


                            NICOR Inc.
                           Subsidiaries
                       At December 31, 1995


                                                         State or
                                                      Jurisdiction of
Registrant                                             Incorporation

NICOR Inc.                                              Illinois

Subsidiaries of Registrant*

   Gas Distribution
   Northern Illinois Gas Company                        Illinois
       NI-Gas Exploration, Inc.                         Illinois

   Shipping
   Birdsall, Inc.                                       Florida
       Belize Container Terminals Ltd.                  Belize
       Birdsall de Mexico, S.A.                         Mexico
       Birdsall Shipping Co., Ltd. (85%)                Liberia
           Birdsall Shipping, S.A. (38%)                Panama
       Seven Seas Insurance Company, Inc.               Florida
       Transfresca, S.A.                                Honduras
       Tropical Shipping and Construction Co., Ltd.     Bahamas
           Birdsall Shipping Co., Ltd. (15%)            Liberia
           Birdsall Shipping, S.A. (62%)                Panama
           Container Terminals, Ltd.                    Bahamas
           Freship, S.A.                                Dominican
                                                           Republic
           Seven Seas Insurance Company Ltd.            Bahamas
               Tropic Express, Ltd.                     Bahamas
       Tropical Shipping, Inc.                          Delaware
       Tropical Shipping of Canada Inc.                 Delaware


These wholly owned subsidiaries are included in the consolidated financial statements of NICOR Inc.


* List includes active subsidiaries in reportable segments only and omits certain subsidiaries which in the aggregate do not constitute a significant subsidiary.